China Automotive Systems Reports
2009 Second Quarter Results

- Net sales of $62.5 million set new quarterly sales record;
quarterly sales grew 34.4% year-over-year -

WUHAN, Hubei, China, August 12, 2009 -- China Automotive Systems, Inc. , (the “Company”), (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced its financial results for the second quarter ended June 30, 2009.

2009 Second Quarter Highlights:

•	Net sales increased to a quarterly record of $62.5 million, reflecting a 34.4% year-over-year growth;
•	Net sales for the six months ended June 30, 2009 were $107.2 million;
•	Net income attributable to common shareholders was $6.1 million, reflecting a 28.1% year-over-year growth with diluted earnings per share of $0.21,
•	2009 second quarter non-GAAP diluted EPS was $0.24, versus $0.14 in the second quarter of 2008, despite 9.0% greater number of diluted shares outstanding in the 2009 second quarter;
•	Unrestricted cash was $39.6 million; and
•	Net cash flow from operations was $15.8 million for the six months ended June 30, 2009.

Net sales for the second quarter of 2009 represented a 34.4% year-over-year increase to $62.5 million, the highest quarterly sales in the Company’s history. Second quarter sales were almost $16 million above the sales in the second quarter of 2008 of $46.5 million, and were 39.8% above the $44.7 million in the 2009 first quarter sales.

Net sales for the second quarter of 2009 from steering products for passenger and light-duty vehicles increased by 45.3% year-over-year to $41.8 million, compared with $28.7 million in the same quarter of 2008. Net sales from steering products for commercial vehicles for the second quarter of 2009 increased 7.9% year-over-year to $14.6 million, from $13.6 million reported in the same quarter in 2008. Net sales from oil pumps and sensors for the second quarter of 2009 increased 48.5% to almost $6.0 million from $4.0 million in the same quarter in 2008.

Gross profit in the second quarter of 2009 was $18.5 million compared with $14.5 million for the same quarter in 2008, and $12.2 million in the 2009 first quarter, reflecting a 27.9% year-over-year increase and a 51.7% quarter-over-quarter increase respectively. The gross margin in the second quarter of 2009 was 29.6%, compared with 31.1% in the second quarter last year, and 27.3% in the first quarter of 2009.

Operating income increased by 112.9% year-over-year to $11.6 million in the second quarter of 2009, compared with $5.5 million in the same quarter in 2008, and was 64.4% above the $7.1 million in the first quarter of 2009. The increase in gross profit combined with lower operating expenses, primarily from a decline in general and administrative expenses and lower depreciation and amortization costs generated this increased income.

Net income attributable to common shareholders was $6.1 million for the three months ended June 30, 2009, or $0.21 per diluted share, compared with $4.7 million, or $0.18 per diluted share in the same quarter in 2008, and compared with $2.2 million, or $0.08 per diluted share in the first quarter of 2009. The diluted weighted average shares outstanding were 31.5 million in the second quarter of 2009 compared with 28.8 million in the second quarter of 2008.

Summary of Financial Results (US dollars except shares outstanding)	For the Three Months
	Ended June 30,
	2009	2008

Net income attributable to common shareholders	$6,076,349	$4,744,355

Amortization related to convertible note discount	348,638	81,879

Interest expenses of convertible note	262,500	262,500

(Gain)/Loss on change in fair value of derivative	977,435	(1,014,262)

Pro forma Net Income	7,664,922	4,074,472

Adjustment to diluted EPS	0.05	(0.02)

Pro forma diluted EPS	$0.24	$0.14

Diluted avg. number of common shares	31,446,402	28,834,380

As of June 30, 2009, total cash and cash equivalents were $47.8 million, as compared with $43.8 million as of December 31, 2008. Stockholder's equity increased to $113.8 million as of June 30, 2009 from $104.6 million as of December 31, 2008. Working capital reached $48.7 million. Total account and notes receivables were $121.5 million reflecting higher sales. Equipment and machinery increased by $5.8 million as the Company purchased equipment to enhance its production capacity.

Key Accomplishments in the Second Quarter of 2009:

On April 14, 2009, the Company announced that the R&D center of Henglong had evolved into the leading automotive steering technology research operation in China, as the Company enters the global steering market. Since 2006, the R&D center developed 28 power steering-related national patents, including 2 inventions and 26 utility model patents. New products have been manufactured by the Company for more than 20 domestic and foreign automotive OEMs, and sales totaled over RMB 847 million by the end of 2008. Among new steering technology being developed are: low-noise power steering technology, stabilizing power steering valves, electric power steering (EPS), electronically controlled hydraulic power steering (EHPS), and other innovative technologies. The R&D center also develops proprietary manufacturing equipment and processes.

On April 7, 2009, the Company’s subsidiaries, Jingzhou Henglong Automotive Parts Co., Ltd., (“Henglong”), and Shashi Jiulong Power Steering Gears Co., Ltd., (“Jiulong”), were recognized as High-Tech Enterprises by the Chinese Government, which qualified the two subsidiaries for a preferential income tax rate of 15% through 2011. Henglong and Jiulong were the two largest contributors to revenues and together, provided over $12 million of net income in 2008.

2009 Outlook

The Company adjusted upward its revenue guidance for 2009. The Company now expects its revenue to increase by more than 20% for the year 2009. This target is based on the Company's current contracts from existing customers, which are subject to change.

Conference Call

Management will conduct a conference call on Wednesday, August 12 at 8:00 a.m. Eastern Daylight Time to discuss these results. A question and answer session will follow management's presentation.

To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the China Automotive Systems conference call:

Phone Number: +1-877-407-9205 (North America)

Phone Number: +1-201-689-8054 (International)

In addition, the conference call will be broadcast live over the Internet at: http://www.caasauto.com .

Please go to the web site at least 15 minutes early to register, download and install any necessary software.

A telephone replay of the call will be available after the conclusion of the conference call through 11:59 p.m. Eastern Daylight Time on Wednesday, August 26, 2009. The dial-in details for the replay are: U.S. Toll Free Number +1-877-660-6853, International dial-in number +1-201-612-7415; using Account "286" and Conference ID "329237" to access the replay. The internet audio stream will also be available until 11:59 p.m. Eastern Daylight Time on Wednesday, August 26 at 11:59 p.m. EDT.

About China Automotive Systems, Inc.

Based in Hubei Province, People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through seven Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers 4 separate series of power steering and 307 models of power steering with an annual production capacity of 1.1 million sets, steering columns, steering oil pumps and steering hoses. Its customer base is comprised of leading Chinese auto manufacturers such as China FAW Group, Corp., Donfeng Auto Group Co., Ltd., Brilliance China Automotive Holdings Ltd., Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd., etc. For more information, please visit: http://www.caasauto.com .

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition and the impact of acquisitions on its financial performance. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the impact of competitive products, pricing and new technology; changes in demand for the Company's products; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, delays and cost overruns related to developing and opening new production facilities; and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

China Automotive Systems, Inc.
Condensed Consolidated Statements of Operations (Unaudited, US dollars)

	Three Months Ended June 30,
	2009	2008
Net product sales, including $1,314,247 and $747,405 to related parties for the three months ended June 30, 2009 and 2008	$62,484,279	$46,508,340
Cost of product sold, including $2,812,741 and $2,651,000 purchased from related parties for the three months ended June 30, 2009 and 2008	43,982,547	32,045,336
Gross profit	18,501,732	14,463,004
Add: Gain on other sales	172,747	117,710
Less: Operating expenses-
Selling expenses	3,816,301	2,936,835
General and administrative expenses	2,246,330	4,151,633
R&D expenses	444,226	563,295
Depreciation and amortization	507,341	1,451,064
Total Operating expenses	7,014,198	9,102,827
Income from operations	11,660,281	5,477,887
Add: Other income, net	-	-
Financial income (expenses) net	(478,228)	(459,140)
Gain (loss) on change in fair value of derivative	(977,435)	995,153
Income before income taxes	10,204,618	6,013,900
Less: Income taxes	1,474,618	(415,458)
Net income	$8,730,000	$6,429,358
Net income attributable to noncontrolling interests	2,653,651	1,685,003
Net income attributable to common shareholders	$6,076,349	$4,744,355
Net income per common share-
Basic	$0.23	$0.19
Diluted	$0.21	$0.18
Weighted average number of common shares outstanding –
Basic	26,983,244	24,880,071
Diluted	31,466,402	28,834,380

	Three Months Ended June 30,
	2009	2008
Net income	$8,730,000	$6,429,358
Other comprehensive income:
Foreign currency translation gain (loss)	(187,750)	2,785,709
Comprehensive income	$8,542,250	$9,215,067
Comprehensive income attributable to non-controlling interests	2,667,188	2,119,778
Comprehensive income attributable to common shareholders	$5,875,062	$7,095,289

	Six Months Ended June 30,
	2009	2008
Net product sales, including $1,873,258 and $2,798,487 to related parties for the six months ended June 30, 2009 and 2008	$107,181,725	$87,975,383
Cost of product sold, including $4,986,222 and $4,603,390 purchased from related parties for the six months ended June 30, 2009 and 2008	76,482,162	61,300,009
Gross profit	30,699,563	26,675,374
Add: Gain on other sales	239,626	251,900
Less: Operating expenses-
Selling expenses	6,175,467	5,412,176
General and administrative expenses	4,048,032	5,767,783
R&D expenses	884,148	738,973
Depreciation and amortization	1,078,754	2,745,791
Total Operating expenses	12,186,401	14,664,723
Income from operations	18,752,788	12,262,551
Add: Other income, net	-	199,459
Financial income (expenses) net	(917,708)	(438,447)
Gain (loss) on change in fair value of derivative	(2,538,283)	995,153
Income before income taxes	15,296,797	13,018,716
Less: Income taxes	2,924,288	408,937
Net income	$12,372,509	$12,609,779
Net income attributable to noncontrolling interests	4,037,348	3,435,250
Net income attributable to common shareholders	$8,335,161	$9,174,529
Net income per common share-
Basic	$0.31	$0.37
Diluted	$0.29	$0.36
Weighted average number of common shares outstanding –
Basic	26,983,244	24,422,429
Diluted	31,719,477	27,394,392

	Six Months Ended June 30,
	2009	2008
Net income	$12,372,509	$12,609,779
Other comprehensive income:
Foreign currency translation gain (loss)	(202,329)	6,097,038
Comprehensive income	$12,170,180	$18,706,817
Comprehensive income attributable to non-controlling interests	4,046,468	4,797,468
Comprehensive income attributable to common shareholders	$8,123,712	$13,909,349

China Automotive Systems, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2009	December 31, 2008
US dollars	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,555,309	$37,113,375
Pledged cash deposits	8,280,299	6,739,980
Accounts and notes receivable, net, including $2,108,230 and $1,285,110 from related parties at June 30, 2009 and December 31, 2008	121,466,435	96,424,856
Advance payments and other, including $400,890 and $9,374 to related parties at June 30, 2009 and December 31, 2008	2,256,519	1,442,614
Inventories	26,754,416	26,571,755
Total current assets	$198,312,978	$168,292,580
Long-term Assets:
Property, plant and equipment, net	$56,116,786	$51,978,905
Intangible assets, net	723,244	504,339
Other receivables, net, including $998,447 and $903,674 from related parties at June 30, 2009 and December 31, 2008	1,369,831	1,349,527
Advance payments for property, plant and equipment, including $3,651,235 and $2,473,320 to related parties at June 30, 2009 and December 31, 2008	4,368,370	6,459,510
Long-term investments	79,041	79,010
Deferred income tax assets	2,637,462	2,383,065
Total assets	$263,607,712	$231,046 ,936

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loans	$8,782,330	$7,315,717
Accounts and notes payable, including $1,803,688 and $1,097,642 to related parties at June 30, 2009 and December 31, 2008	78,913,062	59,246,043
Convertible notes payable	28,429,062	32,922,077
Derivative liabilities	4,042,857	1,502,597
Customer deposits	258,020	236,018
Accrued payroll and related costs	2,886,378	2,715,116
Accrued expenses and other payables	13,312,169	12,460,784
Accrued pension costs	3,794,216	3,806,519
Taxes payable	8,623,760	5,717,438
Amounts due to shareholders/directors	564,290	337,370
Total current liabilities	$149,606,144	$126,259,679

Long-term liabilities:
Advances payable	233,815	234,041
Total liabilities	$149,839,959	$126,493,720
Related Party Transactions and balances
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value - Authorized - 20,000,000 shares Issued and outstanding – None	$-	$-
Common stock, $0.0001 par value - Authorized - 80,000,000 Shares Issued and Outstanding - 26,983,244 shares at June 30, 2009 and December 31, 2008	2,698	2,698
Additional paid-in capital	27,148,206	27,148,206
Retained earnings-
Appropriated	8,324,533	7,525,777
Unappropriated	43,562,921	36,026,516
Deferred stock compensation	(375,039)	(500,052)
Accumulated other comprehensive income	10,916,056	11,127,505
Non-controlling interests	24,188,378	23,222,566
Total stockholders' equity	$113,767,753	$104,553,216
Total liabilities and stockholders' equity	$263,607,712	$231,046,936

China Automotive Systems, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited, US dollars)

	Six Months Ended June 30,,
	2009	2008
Cash flows from operating activities:
Net income	$12,372,509	$12,609,779
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Stock-based compensation	125,013	95,400
Depreciation and amortization	3,886,332	4,766,575
Allowance for doubtful accounts (Recovered)	(1,117,881)	218,515
Deferred income taxes assets	(253,521)	(398,551)
Amortization for discount of convertible note payable	506,985	181,328
(Gain) loss on change in fair value of derivative	2,538,283	(995,153)
Other operating adjustments	(227,474)	(4,203)
Changes in operating assets and liabilities:
(Increase) decrease in:
Pledged deposits	(1,537,010)	602,009
Accounts and notes receivable	(23,776,920)	(16,249,120)
Advance payments and other	(813,196)	(1,447,803)
Inventories	(171,352)	(4,680,059)
Accounts and notes payable	19,639,466	9,349,207
Customer deposits	21,744	456,276
Accrued payroll and related costs	170,135	(13,849)
Accrued expenses and other payables	1,512,206	699,033
Accrued pension costs	(13,754)	155,338
Taxes payable	2,901,849	(2,591,573)
Net cash provided by operating activities	$15,763,414	$2,753,149
Cash flows from investing activities:
(Increase) decrease in other receivables	(55,386)	(408,139)
Cash received from equipment sales	458,950	96,317
Cash paid to acquire property, plant and equipment	(6,341,035)	(7,573,715)
Cash paid to acquire intangible assets	(321,671)	(101,601)
Cash paid for the acquisition of 35.5% of Henglong	-	(10,000,000)
Net cash (used in) investing activities	$(6,259,142)	$(17,987,138)
Cash flows from financing activities:
Proceeds from repayment of bank loans	1,465,006	(7,564,564)
Dividends paid to the non-controlling interest holders of Joint-venture companies	(3,768,668)	(4,697,780)
(Decrease) in amounts due to shareholders/directors	226,717	(82,610)
Proceeds on issuance of convertible note payable	-	35,000,000
Repayment of convertible note payable	(5,000,000)	-
Net cash provided by (used in) financing activities	$(7,076,945)	$22,655,046
Cash and cash equivalents effected by foreign currency	$14,607	$1,522,990
Net increase in cash and cash equivalents	2,441,934	8,944,047
Cash and cash equivalents at beginning of period	37,113,375	19,487,159
Cash and cash equivalents at end of period	$39,555,309	$28,431,206

For further information, please contact:
Jie Li
Chief Financial Officer
China Automotive Systems
Email: jieli@chl.com.cn

Kevin Theiss
Investor Relations
Grayling
Tel: +1-646-284-9409
Email: kevin.theiss@us.grayling.com

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